UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT
                             _____________________

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 26, 2005


                             Wynn Resorts, Limited
            (Exact Name of Registrant as Specified in its Charter)


             Nevada                     000-50028               46-0484987
(State or Other Jurisdiction of    (Commission File Number)  (I.E. Employer
        Incorporation)                                      Identification No.)


     3131 Las Vegas Boulevard South
            Las Vegas, Nevada                                      89109
 (Address of Principal Executive Offices)                        (Zip Code)


                                (702) 770-7555
             (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

On April 26, 2005, Wynn Las Vegas, LLC, a wholly owned subsidiary of the Registrant, entered into a First Amendment to Credit Agreement (the "Credit Agreement Amendment") with Las Vegas Jet, LLC, Wynn Capital Corp., Wynn Golf, LLC, Wynn Show Performers, LLC, Wynn Sunrise, LLC, World Travel, LLC and Deutsche Bank Trust Company Americas, as administrative agent under the Credit Agreement, dated as of December 14, 2004, among Wynn Las Vegas, LLC, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bank of America, N.A., Bear Stearns Corporate Lending Inc., Bear, Stearns & Co. Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Societe Generale and SG Americas Securities, LLC (the "Credit Agreement").

Also on April 26, 2005, Wynn Las Vegas, LLC entered into a First Amendment to Master Disbursement Agreement with Deutsche Bank Trust Company Americas, as bank agent and disbursement agent (together with the Credit Agreement Amendment, the "Amendment Documents").

The Amendment Documents, among other things, (i) increase the limitation on expenditures for project costs for the Registrant's Encore at Wynn Las Vegas ("Encore") project from $950 million to $1.4 billion (net of additional equity contributions); (ii) under certain circumstances, increase the annual limitation on capital expenditures included in the Credit Agreement for the year 2008 and each year thereafter from $120 million to $160 million; (iii) permit a transfer of up to five acres of the land currently owned by Wynn Golf, LLC, but not being used for the Wynn Las Vegas golf course, to Wynn Las Vegas, LLC for use in connection with Encore; (iv) extend the deadlines for certain deliverables related to Encore from various dates beginning April 15, 2005 to June 15, 2005; (v) extend the deadlines for the opening and completion of Encore to September 30, 2008 and December 31, 2008, respectively.

As previously disclosed, the final design, plans, specifications and budget for Encore remain subject to the approval of the Registrant's Board of Directors and the lenders under the Credit Agreement.

The lenders and agents under the Credit Agreement and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Registrant and its affiliates from time to time, for which they have received customary fees and expenses. Certain of the lenders and their affiliates have also acted as the initial purchasers for the Issuer's 6 5/8 % First Mortgage Notes due 2014. These parties may, from time to time, engage in transactions with, and perform services for, the Registrant and its affiliates in the ordinary course of their business.

Deutsche Bank AG, Hong Kong Branch, an affiliate of Deutsche Bank Securities Inc., and Societe Generale Asia Limited, an affiliate of SG Americas Securities, LLC, acted as global coordinating lead arrangers under a $397.0 million definitive credit agreement executed on September 14, 2004 by one of the Registrant's affiliates to partially finance the Registrant's Wynn Macau project.

Item 9.01.    Financial Statements and Exhibits

         (c)  Exhibits:

         Exhibit
         Number       Description
         ------       -----------

          10.1 First Amendment to Credit Agreement, dated April 26, 2005, among Wynn Las Vegas, LLC, Las Vegas Jet, LLC, Wynn Capital Corp., Wynn Golf, LLC, Wynn Show Performers, LLC, Wynn Sunrise, LLC, World Travel, LLC and Deutsche Bank Trust Company Americas, as administrative agent.

          10.2 First Amendment to Master Disbursement Agreement, dated April 26, 2005, among Wynn Las Vegas, LLC, Deutsche Bank Trust Company Americas, as bank agent, and Deutsche Bank Trust Company Americas, as disbursement agent.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 27, 2005

                                                Wynn Resorts, Limited


                                                By:  /s/ John Strzemp
                                                    ---------------------------
                                                    John Strzemp
                                                    Chief Financial Officer